Exhibit 4.2

INNOVATIVE FOOD HOLDINGS, INC.

CERTIFICATE OF STOCK OPTION AGREEMENT

To purchase ___________ shares of Common Stock

_______, 20__

Innovative Food Holdings, Inc., a Florida corporation (the “Company”), hereby certifies that ___________ (the “Optionee”) has been granted an Option to purchase _________ shares of Common Stock, pursuant to the terms and conditions here and is exercisable as follows:

1.	Date of Grant:______________, 20__

2.	Exercise Price:$_______

3.	Vesting:This Option is fully exercisable as of the date hereof.

Termination:	This Option shall not be exercisable after 5:00 p.m. NYC Time on ___________, 20__.

of Option:
The Optionee shall notify the Company by written notice in the form of the Option Exercise Form annexed hereto, sent by registered or certified mail, return receipt requested, addressed to its principal office, or by hand delivery to such office, attention Secretary, properly receipted, as to the number of shares of Common Stock which the Optionee desires to purchase under this Option, which written notice shall be accompanied by the Optionee’s check payable to the order of the Company for the full option price of such shares of Common Stock.  As soon as practicable after the receipt of such written notice, the Company shall, at its principal office, deliver to the Optionee a certificate or certificates issued in the Optionee’s name evidencing the shares of Common Stock so purchased by the Optionee hereunder.

THIS OPTION IS SUBJECT TO THE TERMS OF THE COMPANY’S 2011 STOCK AWARD AND INCENTIVE PLAN. PLEASE REFER TO THE PLAN TO SEE THE TERMS AND CONDITIONS THEREOF APPLICABLE TO THIS OPTION.

INNOVATIVE FOOD HOLDINGS, INC.

By:	________________________________
Name:  __________________________
Title:   __________________________

OPTIONEE:

_________________________________
Name:  ___________________________

OPTION EXERCISE FORM

Innovative Food Holdings, Inc.
28411 Race Track Road
Bonita Springs, FL 34135

The undersigned hereby exercises the right to purchase _____ shares of Common Stock pursuant to and in accordance with the terms and conditions of the Option granted _________, 20____, and herewith makes payment of $ ________________ therefor, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and, if such number of shares shall not be all of the shares subject to such Option, that a new Certificate of Stock Option Agreement of like tenor for the balance of the shares purchasable thereunder be delivered to the undersigned at the address stated below.

Date:           ____________________________

Address:	____________________________

____________________________

____________________________

______________________________
Name: